Exhibit 24.4

DJSP ENTERPRISES, INC.

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Kumar Gursahaney and David J. Stern, and each of them acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, which said attorneys-in-fact and agents may deem necessary or advisable to enable DJSP Enterprises, Inc. (the “Corporation”) to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 filed by the Corporation (the “Registration Statement”) in connection with the registration of ordinary shares of the Corporation issuable under the Corporation’s 2009 Equity Incentive Plan, including specifically, but without limitation, power and authority to sign for the undersigned such Registration Statement, sign any and all amendments (including post-effective amendments) to such Registration Statement filed by the Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933, hereby ratifying and confirming all that the attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

/s/ Nicholas A. Adler
(signature)

Nicholas A. Adler
(print name)

Dated: April 8, 2010